SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2001

AMERICA WEST AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	1-10140 (Commission File No.)	86-0418245 (IRS Employer Identification No.)

4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

ITEM 5. OTHER EVENTS

      America West Airlines, Inc. (the “Company”) announced the completion of a private placement of $427 million of Enhanced Equipment Trust Certificates issued in connection with the financing of 14 Airbus A319 and A320 aircraft. The Company’s press release dated May 18, 2001, entitled “America West Privately Places $427 Million of Pass Through Certificates,” is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c) Exhibits

Exhibit No.	Description
99.1	Press release of America West Airlines, Inc. dated as of May 18, 2001.

1.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Airlines, Inc.

Dated:	May 22, 2001	By: /s/ Michael R. Carreon Michael R. Carreon Principal Accounting Officer

2.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of America West Airlines, Inc. dated as of May 18, 2001.

3.